Exhibit 99.1

Westaff Reports Fiscal 2007 First Quarter Results

WALNUT CREEK, CA, Thursday, March 1, 2007  — Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today reported financial results for its first fiscal quarter, which ended January 20, 2007.  Consistent with historical financial reporting, the Company’s first three fiscal quarters comprise twelve weeks, while the fourth fiscal quarter comprises 16 or 17 weeks.

Operating income for the first quarter was $653,000, which represents an increase of $875,000 as compared to the first quarter of the prior year.  This improvement was largely achieved as a result of reduced operating expenses, which were $1,195,000 less than those incurred in the first quarter of the prior year.  The decrease in operating expenses was achieved primarily through decreased salary and related costs, decreased communications and outside services costs, decreases in franchised agents’ share of gross profits and decreased depreciation costs.  Overall, revenue decreased $8.7 million as compared to the prior year, primarily due to lower domestic sales volumes.  Gross margins continued the trend noted in recent press releases, as it grew to 17.6%, from 16.8% in the first quarter of fiscal 2006.  This increase is attributable to our continued focus on increasing revenue from higher margin business such as clerical and continued success with our permanent placement program.  In light of the decline in revenue, gross profit decreased only $320,000 as compared to the prior year’s first quarter, due to our efforts to improve our gross margins.

President and CEO Trish Newman commented, “The first quarter demonstrated some significant positives for Westaff.  First, we achieved operating income in our traditionally slowest and weakest quarter, which has frequently generated an operating loss.  This provides us good, early indication that the many changes we implemented during fiscal 2006 are paying off.  Second, we continued our success of increasing gross margins, which continues to be a significant focus.  Third, our Australian operations demonstrated significantly improved operating results, as their operating income increased 46% from the first quarter of last year.”  Newman continued, “On the other hand, we have some areas for improvement going forward, which include increasing our domestic revenue base and improving our operating results in the United Kingdom.  We have initiatives in place to address both.”

The Company continued to strengthen its financial position during the first quarter of fiscal 2007.  Working capital increased to $42.9 million at January 20, 2007, from $41.9 million at October 28, 2006.  In addition, the Company’s cash balance increased 37% as compared to its balance at October 28, 2006.  Both of these achievements are significant in light of the fact our first quarter is historically our slowest quarter.

So far in the second quarter of fiscal 2007, the Company is still experiencing some softening in domestic revenue as compared to the second quarter of fiscal 2006, but to a lesser extent than what was experienced in the first quarter.  However, gross margins continue to compare favorably to prior periods and if that trend continues, it may offset the decrease in domestic revenue should that continue through the remainder of the second quarter.  We are hopeful the trend of decreased operating expenses will also continue, as will an improvement in operating results from international operations.  Based on all this, as of this date we believe there is a reasonable chance our second quarter operating results for fiscal 2007 will demonstrate an improvement as compared to the first quarter of fiscal 2007.

Westaff will discuss these results on a conference call at 8:00 AM Pacific time on Friday, March 2, 2007.  The call will be accessible by dialing 1-877-407-0782 domestically or +1-201-689-8567 internationally. Following the completion of the call, we will post it on our website at www.westaff.com, where it will be available for replay through until March 2, 2008.

Westaff provides staffing services and employment opportunities for businesses in global markets.  Westaff annually employs in excess of 125,000 people and services more than 15,000 client accounts from more than 230 offices located throughout the United States, the United Kingdom, Australia and New Zealand.  For more information, please visit our website at www.westaff.com.

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward-looking statements are qualified in their entirety by this cautionary statement.  Forward-looking statements contained herein include, but are not limited to, the statements regarding revenue, gross margins, growth rates and the Company’s prospects for fiscal 2007.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties. Actual results could differ materially from estimates.  Among the factors affecting future operating results are: an intensely price competitive market, variability of the amount of collateral that we are required to maintain to support our workers’ compensation obligation, the sufficiency of our workers’ compensation claims reserve, variability of employee-related costs, including workers’ compensation liabilities, variability on our heavy working capital needs and our ability to borrow to meet those needs, our ability to borrow under our credit facilities and our compliance with the debt covenants, possible adverse effects of fluctuations in the general economy, our ability to collect on our accounts receivable, risks related to franchise agent operations, risks related to international operations and fluctuating exchange rates, reliance on executive management and key personnel, our ability to attract and retain the services of qualified temporary personnel, the ability of our customers to terminate our service agreement on short notice, variability of the cost of unemployment insurance for our temporary employees, any difficulty with our information technology system, potential exposure to employment-related claims, risks related to control by a significant shareholder, the volatility of the Company’s stock price, increased regulatory compliance costs and litigation and other claims.  Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the year ended October 28, 2006.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information.  The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.

ANALYSTS/INVESTORS CONTACT:	John P. Sanders
Senior Vice President and
Chief Financial Officer
Telephone: 925/930-5300
	e-mail:	jsanders@westaff.com

PRESS CONTACT:	Linda Gaebler
Vice President Communications
Telephone: 925/930-5368
	e-mail:	lgaebler@westaff.com

Financial table follows……..

Westaff, Inc

Unaudited Financial Highlights

(In thousands, except per share data)

	Fiscal Quarter Ended
	January 20, 2007	January 21, 2006
Statements of Income:

Revenue	$129,949	$138,600
Costs of services	107,032	115,363
Gross profit	22,917	23,237
Gross margin	17.6%	16.8%
Franchise agents’ share of gross profit	3,539	4,333
Selling and administrative expenses	17,810	17,957
Depreciation and amortization	915	1,169
Operating income (loss)	653	(222)
Interest expense	319	309
Interest income	(35)	(18)
Income (loss) before income taxes	369	(513)
Income tax provision (benefit)	(35)	(117)
Net income (loss)	$404	$(396)

Basic and diluted earnings (loss) per share	$0.02	$(0.02)

Weighted average common shares outstanding - basic	16,590	16,378
Weighted average common shares outstanding - diluted	16,658	16,480

Westaff, Inc

Unaudited Financial Highlights

(In thousands, except per share data)

Balance Sheet:	January 20, 2007	October 28, 2006

ASSETS
Current assets:
Cash and cash equivalents	$4,844	$3,545
Trade accounts receivable	72,899	76,267
Deferred income taxes	6,083	5,834
Prepaid expenses	4,541	4,732
Other current assets	3,152	4,694
Total current assets	91,519	95,072

Property and equipment, net	14,783	15,046
Deferred income taxes	12,420	12,404
Goodwill and other intangible assets	15,826	15,792
Other long-term assets	1,116	951
Total assets	$135,664	$139,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$4,890	$4,790
Current portion of capital lease obligations	358	345
Note payable to related party	2,000	2,000
Accounts payable	4,837	5,245
Accrued expenses	36,523	40,800
Total current liabilities	48,608	53,180

Long-term capital lease obligations	745	833
Other long-term liabilities	19,293	19,243
Total liabilities	68,646	73,256

Stockholders’ equity:
Common stock	166	166
Additional paid-in capital	38,776	38,617
Retained earnings	27,674	27,270
Accumulated other comprehensive loss	402	(44)
Total stockholders’ equity	67,018	66,009
Total liabilities and stockholders’ equity	$135,664	$139,265